                                                                     Exhibit III

                               SECURITY AGREEMENT

                                      among

                          ELEPHANT & CASTLE GROUP INC.,

                      THE ELEPHANT AND CASTLE CANADA INC.,

                                       and

                  GE INVESTMENT PRIVATE PLACEMENT PARTNERS II,
                              A LIMITED PARTNERSHIP


                           dated as of October 6, 1999


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                                TABLE OF CONTENTS

1.       THE PLEDGE AND SECURITY INTEREST .......................................................................   3

2.       THE SECURED OBLIGATIONS ................................................................................   8

3.       CONTINUING SECURITY INTEREST; TRANSFER OF NOTES ........................................................   8

4.       DEBTOR REMAINS LIABLE ..................................................................................   8

5.       SECURITY AND PLEDGE INTERESTS ABSOLUTE .................................................................   9

6.       DELIVERY OF PLEDGED PROPERTY ...........................................................................  10

7.       DIVIDENDS ON PLEDGED SHARES ............................................................................  10

8.       SUBROGATION, ETC. ......................................................................................  10

9.       REPRESENTATIONS AND WARRANTIES .........................................................................  11

     9.1      Location of Collateral, etc........................................................................  11
     9.2      Ownership, No Liens, etc...........................................................................  11
     9.3      Possession and Control.............................................................................  11
     9.4      Validity, etc......................................................................................  11
     9.5      Due Authorization, Execution, Approval, etc........................................................  12
     9.6      As to Pledged Shares...............................................................................  13
     9.7      Compliance with Laws...............................................................................  13

10.      CERTAIN COVENANTS ......................................................................................  13

     10.1     As to Equipment....................................................................................  14
     10.4     As to Collateral; Further Assurances, etc..........................................................  16
     10.5     Insurance..........................................................................................  18
     10.6     Transfers and Other Liens..........................................................................  19
     10.7     Further Assurances, etc............................................................................  19
     10.9     Additional Subsidiaries............................................................................  20

11.      SECURED PARTY ..........................................................................................  21

     11.1     Secured Party Appointed Attorney-in-Fact...........................................................  21
     11.2     Secured Party May Perform..........................................................................  21
     11.3     Secured Party Has No Duty..........................................................................  22
     11.4     Reasonable Care....................................................................................  22
     11.5     Default............................................................................................  22

12.      REMEDIES ...............................................................................................  23

     12.1     Certain Remedies...................................................................................  23
     12.2     Compliance with Restrictions.......................................................................  26
     12.3     Indemnity and Expenses.............................................................................  26
     12.4     Floating Charge....................................................................................  27

13.      CLOSING CONDITIONS .....................................................................................  27

14.      MISCELLANEOUS PROVISIONS ...............................................................................  28

     14.1     Amendments, etc....................................................................................  28
     14.2     Addresses for Notices..............................................................................  29
     14.3     Section Captions...................................................................................  29
     14.4     Severability.......................................................................................  29
     14.5     Counterparts, etc..................................................................................  29
     14.6     Rights Cumulative..................................................................................  29
     14.7     Assignment.........................................................................................  29
     14.8     No Waiver..........................................................................................  29
     14.9     Binding Effect.....................................................................................  30
     14.10    Termination........................................................................................  30
     14.11    Number and Gender of Words.........................................................................  30
     14.12    PPSA Definitions...................................................................................  30
     14.13    Governing Law; Entire Agreement....................................................................  30
     14.14    Forum Selection and Consent to Jurisdiction........................................................  30
     14.15    Copy of Agreement..................................................................................  31

Exhibit A           List of Subsidiaries and Description of Shares
Exhibit B           List of Properties Located in Canada
Exhibit C           Trademark Agreement (Canada)
Exhibit D           Assignment and Assumption of Lease
Exhibit E           Landlord Consent
Exhibit F           Letter Agreement
Exhibit G           Rainforest Cafe Canada Holdings, Inc. Consent
Exhibit H           Consent re Transfer of shares in The Elephant and
                    Castle Canada Inc.
Exhibit I           Consent re Transfer of shares in Canadian Rainforest
                    Restaurants Inc.
Schedule 9.5(a)     Consents of Third Parties
Schedule 9.5(i)     Actions, Suits and Proceedings

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as the same may be amended, modified or supplemented from time to time, this "Agreement") is entered into as of the 6th day of October, 1999 by and among ELEPHANT & CASTLE GROUP INC., a corporation incorporated in the Province of British Columbia (the "Debtor") and THE ELEPHANT AND CASTLE CANADA INC. (the "Subsidiary"), and GE Investment Private Placement Partners II, a Limited Partnership, a Delaware limited partnership (the "Secured Party").

WITNESSETH:

WHEREAS, the Debtor and the Secured Party have entered into that certain Note, Stock Purchase and Warrant Agreement dated November 30, 1995 (as amended, the "Note, Stock Purchase and Warrant Agreement") and, pursuant to the Note, Stock Purchase and Warrant Agreement, the Debtor has executed and delivered to the Secured Party convertible subordinated debentures in the aggregate principal amount of U.S.$9,000,000 (collectively, the "Notes"). Terms used herein not otherwise defined shall have the meaning ascribed thereto in the Note, Stock Purchase and Warrant Agreement.

WHEREAS, the Secured Party desires to receive certain security for the repayment of the Notes and has agreed to waive and forgive interest due on the Notes by the Debtor to the Secured Party for the period commencing June 1, 1999 and ending November 30, 1999 and, in exchange therefor, the Debtor and the Subsidiary have agreed to execute this Agreement and, pursuant hereto, to pledge the Collateral (as hereinafter defined) as security for the prompt satisfaction of the Secured Obligations (as hereinafter defined).

WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Debtor and will obtain benefits from the waiver of the interest due on the Notes described above.

NOW, THEREFORE, in consideration of the foregoing and the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and confessed, and intending to be legally bound hereby, the Debtor, the Subsidiary and the Secured Party agree as follows:

1.  THE PLEDGE AND SECURITY INTEREST

1.1 In order to secure the prompt and unconditional payment and performance of the Secured Obligations (as herein defined), each of the Debtor and the Subsidiary hereby:

     (a) grants to the Secured Party a lien and a security interest in, and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to the Secured Party all of the Debtor's and the Subsidiary's right, title, interest (including all power of the Debtor and the Subsidiary, if any, to pass greater title than it has itself), remedies, powers and privileges, of every kind and character now owned or hereafter acquired, created or arising in and to the following (all of the property referred to in this Section 1.1(a), in Section 1.1(b) and in Section 1.1(c) is hereinafter collectively called the "Collateral"):

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                  (i)      all shares of capital stock or other equivalents of
                           the Subsidiary, as set forth on Exhibit A hereto, and any shares of capital stock or other equity interest of the Subsidiary obtained in the future by the Debtor and the certificates representing all such shares or equity interest ("Subsidiary Shares");

                  (ii) all shares of capital stock or other equivalents of Canadian Rainforest Restaurants, Inc., a Canadian federal corporation ("Rain Forest") (a joint venture between the Debtor and Rainforest Cafe Canada Holdings, Inc., a federal corporation organized under the Canada Business Corporations Act ("RCCH") held by the Debtor as set forth in Exhibit A hereto, and any shares of capital stock or other equity interest of Rain Forest obtained in the future by the Debtor and the certificates representing all such shares or equity interest ("Rain Forest Shares");

                  (iii) all other debt or equity interests of the Debtor in the Subsidiary and in Rain Forest, presently owned or from time to time acquired by the Debtor in any manner, and all dividends, distributions, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such debt or equity interests referred to in clauses (i) and (ii) above;

                  (iv) all equipment now owned or hereafter acquired either by the Debtor or by the Subsidiary, in all of its forms, located in Canada on all properties owned or leased by the Debtor or the Subsidiary, a list of properties currently owned or leased by the Debtor or the Subsidiary is attached hereto as Exhibit B, including, without limitation, all machinery and other goods, furniture, fixtures, furnishings, office supplies, appliances and all other similar types of tangible personal property of whatever nature (whether or not the same constitute fixtures) and all parts thereof and all accessions thereto, together with all parts, fittings, special tools, alterations, substitutions, replacements and accessions thereto;

                  (v) all receivables, accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles (not otherwise specifically described herein) of the Debtor and the Subsidiary, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Debtor and the Subsidiary now or hereafter existing in and to all security agreements, guarantees and other contracts securing or otherwise relating to any such receivables, contracts, contract rights, chattel paper, documents, instruments and general intangibles, (any and all such receivables, contracts, contract rights, chattel paper, documents and instruments being the "Receivables", and any and all such security agreements, guarantees and other contracts being the "Related Contracts");

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                  (vi)     all claims, awards and payments made as a result of
                           the exercise of the right of eminent domain, condemnation or expropriation against the property or any part thereof (the "Property") subject to any of the leases now or hereafter entered into by the Debtor or the Subsidiary in Canada (the "Leases"), a list of the Leases now held by Debtor and the Subsidiary is set forth on Exhibit B hereto, or payments received in lieu of the exercise of any such right, all rents, income or profits arising as from or in connection with any of the Leases, all compensation received as damages for injury to the Property, all proceeds from insurance on improvements to the Property, and all proceeds of any sale, assignment or subletting of any of the Leases (collectively, "Lease Proceeds");

                  (vii) all products and proceeds of any of the foregoing including, without limitation, proceeds which constitute property of the types described in clauses
                           (i) through (vi) above, proceeds deposited from time to time in any lock boxes of the Debtor or the Subsidiary and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, and all accessions, appurtenances and additions to and substitutions for any of the foregoing and all renewals and replacements of any of the foregoing, and all accounts, receivables, account receivables, instruments, notes, chattel paper, documents (including all documents of title), books, records, contract rights and general intangibles arising in connection with any of the foregoing;

                  (viii) (A) all Canadian and foreign copyrights, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation copyrights registered in the Canadian Intellectual Property Office or anywhere else in the world, applications for registration thereof, whether pending or in preparation for filing (all of the foregoing items in this clause (A) being collectively called a "Copyright"), mask works, and computer software and databases; (B) all Copyright licenses; (C) all extensions or renewals of any of the items described in clauses (A) and (B); (D) all proceeds of, and rights associated with, the foregoing, including without limitation royalties, income, payments, claims, damages and proceeds of suit; and (E) the right (but not obligation) to sue in the name of the Debtor or the Subsidiary for any past, present or future infringement of any Copyright, and all rights (but not obligations) corresponding thereto in Canada and any foreign country.

                  (ix) (A) all Canadian and foreign patents, registered designs, whether or not registered, and other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto, which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by the Debtor or the Subsidiary, in whole or in part, and all patent rights with respect thereto

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                           throughout the world (all of the foregoing items in
                           this clause (A) being collectively called a "Patent"); (B) all of the Debtor's and the Subsidiary's right, title, and interest in all patentable inventions, and to file applications for Patents under federal law or the law or regulation of any foreign country, and to request reexamination and/or reissue of any U.S. or foreign patents, and to extend such patents and patent rights; (C) all proceeds of, and rights associated with, the foregoing, including without limitation royalties, income, payments, claims, damages and proceeds of infringement suits; and (D) the right (but not obligation) to sue or bring interference proceedings in the name of the Debtor or the Subsidiary for past, present or future infringement of the Patents, and all rights (but not obligations) corresponding thereto in Canada and any foreign country.

         (b) grants to the Secured Party a lien and security interest in, and mortgages and pledges to the Secured Party all of the Debtor's and the Subsidiary's right, title, interest (including all power of the Debtor and the Subsidiary, if any, to pass greater title than it has itself), remedies, powers and privileges, of every kind and character now owned or hereafter acquired, created or arising in and to the following: (A) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like, now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing (all of the foregoing items in this clause (A) being collectively called a "Trademark"); (B) all Trademark licenses; (C) all reissues, extensions or renewals of any of the items described in clauses (A) and (C); (D) all proceeds of, and rights associated with, the foregoing, including without limitation royalties, income, payments, claims, damages and proceeds of infringement suits; and (E) the right (but not obligation) to sue or bring cancellation or opposition proceedings in the name of the Debtor or the Subsidiary for any past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license or protection of any Trademark, and all rights (but not obligations) corresponding thereto in Canada and any foreign country.

         (c) charges as and by way of a floating charge to and in favour of the Secured Party all of the Debtor's and the Subsidiary's right, title and interest in and to all of their respective presently owned or held and after acquired or held real, immovable and leasehold property, including, without limitation, the leasehold property described in Exhibit B, and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto, including all structures, plant and other fixtures (all of which is collectively called the "Real Property"),

1.2 It is understood that, subject to Permitted Encumbrances (as hereinafter defined) (i) the security interest hereby granted by the Subsidiary to the Secured Party shall constitute a second priority security interest subject only to the security interest of The Toronto-Dominion Bank created pursuant to the General Security Agreement dated as of October 1, 1990, between The Elephant and Castle Canada Inc., a corporation incorporated in the Province of Ontario and a subsidiary of the Debtor and The Toronto-Dominion Bank (the "Bank Security Interest") and that (ii) the other security interests hereby granted to the Secured Party will, subject to the provisions of Section 1.3 below, constitute first priority security interests. The security interests granted by the Debtor and the Subsidiary to the Secured Party pursuant to this Agreement are hereinafter collectively referred to as the "Security Interest". The property and interests described in clauses (a)(i) through (a)(iii) and clause (a)(vi) as it relates to the property and interests described in clauses (a)(i) through
(a)(iii), all of Section 1.1 hereof, are hereinafter collectively referred to as the "Pledged Property". The property and interests described in clauses (a)(iv) and clause (a)(vi) as it relates to the property and interests described in clause (a)(iv), all of Section 1.1 hereof, are hereinafter collectively referred to as the "Equipment". The term "Permitted Encumbrances" means:

        A. all encumbrances in respect of which filings have been made in the Personal Property Registries of British Columbia, Alberta, Saskatchewan, Manitoba or Ontario as of September 1, 1999, other than British Columbia Base Registration No. 6866578, Ontario Base Registration No. 043015 and Saskatchewan Base Registration No. 100041138; and

        B. purchase money security interests in Equipment used in connection with and located at the Real Property and not exceeding, together with "Permitted Encumbrances" as defined in Section 1.2 of the U.S. security agreement among the Debtor, the Secured Party and others dated of even date with this Agreement, in aggregate principal amount CDN$50,000 in any one year.

1.3 The Secured Party hereby acknowledges and agrees that, notwithstanding any provisions of this Agreement to the contrary, it shall subordinate its Security Interest (by executing a priority agreement if so requested) in any Equipment acquired after the date hereof which is located on any new properties (the "New Properties") hereinafter purchased, leased or otherwise acquired by the Debtor or the Subsidiary and used to operate a restaurant business to the lien of any security interest granted to any lender which provides financing to the Debtor or the Subsidiary in respect of any such Equipment on the New Properties; provided, however, that the extent of such subordination shall be limited to an aggregate amount of CDN$2,000,000 and such subordination shall be pursuant to a subordination agreement reasonably satisfactory in form and substance to the Secured Party and in all events the Secured Party shall retain a second priority interest in such Equipment in the case of the Debtor, and, for so long as the Bank Security Interest exists, a third priority interest in the Equipment in the case of The Elephant and Castle Canada Inc.

2.    THE SECURED OBLIGATIONS

2.1 In consideration of the grant of the Security Interest hereunder and the grant of the security interests granted pursuant to the U.S. Documents (as herein defined), the Secured Party hereby waives and forgives interest for the six (6) month period, beginning as of June 1, 1999 and ending on November 30, 1999 which would otherwise be due and payable by the Debtor to the Secured Party with respect to the Notes.

2.2 This Agreement is being executed and delivered to secure, and the Security Interests herein granted shall secure: (a) full payment and performance of all of the indebtedness and obligations owing to the Secured Party by the Debtor under the Note, Stock Purchase and Warrant Agreement and the Notes, whether for principal, interest, costs, fees, expenses or otherwise, and (b) all covenants of the Debtor and the Subsidiary under this Agreement and all covenants of the Debtor under the Note, Stock Purchase and Warrant Agreement, in each case including all renewals, extensions and modifications thereof. All of such debts, indebtedness, liabilities, covenants, and duties referred to in (a) and (b) of this Section 2.2 are hereinafter collectively referred to as the "Secured Obligations".

3.    CONTINUING SECURITY INTEREST; TRANSFER OF NOTES

      (a) This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of all Secured Obligations, or until earlier terminated in accordance with the terms hereof and (ii) be binding upon the Debtor, and the Subsidiary, their respective successors, transferees and assigns.

      (b) Subject to the applicable provisions of the Note, Stock Purchase and Warrant Agreement, the Secured Party may assign or otherwise transfer (in whole or in part) any Note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Secured Party under this Security Agreement or otherwise, subject, however, to any contrary provisions in such assignment or transfer.

      (c) Upon the payment in full of all Notes and the termination of all Secured Obligations, other than in connection with the exercise of remedies under this Agreement, the Security Interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtor or the Subsidiary, as the case may be. Upon any such termination, the Secured Party will, at sole expense of the Debtor, execute and deliver to the Debtor and the Subsidiary such documents (without recourse and without representation or warranty) as the Debtor shall reasonably request to evidence such termination.

4.    DEBTOR REMAINS LIABLE

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

Anything herein to the contrary notwithstanding:

         (a) the Debtor and the Subsidiary shall remain liable under the contracts and agreements included in, or relating to, the Collateral to the extent set forth therein, and shall perform all of their respective duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

         (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor or the Subsidiary from any of the Debtor's or the Subsidiary's duties or obligations under any of the contracts or agreements included in, or relating to, the Collateral; and

         (c) the Secured Party shall have no obligation or liability under any such contracts or agreements included in, or relating to, the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor or the Subsidiary thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.       SECURITY AND PLEDGE INTERESTS ABSOLUTE

All rights of the Secured Party and the Security Interest granted to and pledges made to the Secured Party hereunder, and all obligations of the Debtor and the Subsidiary hereunder, shall be absolute and unconditional, irrespective of

         (a) any lack of validity or enforceability of the Note, Stock Purchase and Warrant Agreement or any Note;

         (b) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against the Debtor or any other Person under the provisions of the Note, Stock Purchase and Warrant Agreement, any Note or otherwise;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligations;

         (d) any reduction, limitation, impairment or termination of any Secured Obligation of the Debtor or the Subsidiary for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Debtor and the Subsidiary hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation of the Debtor or the Subsidiary or otherwise;

         (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Note, Stock Purchase and Warrant Agreement or any Note;

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

         (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

         (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Debtor or the Subsidiary.

6.       DELIVERY OF PLEDGED PROPERTY

All certificates or instruments representing or evidencing any Pledged Property, including all Subsidiary Shares and all Rain Forest Shares (collectively, the "Pledged Shares"), shall be delivered to and held by or on behalf of the Secured Party pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank, and resolutions of the directors approving such transfer, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time after the occurrence of an Event of Default in its discretion and without notice to the Debtor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Property, subject only to revocable rights specified in Section 3(b) hereof; provided however that the Secured Party shall promptly give notice to the Debtor following any such transfer of the Pledged Property. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Property for certificates or instruments of smaller or larger denominations.

7.       DIVIDENDS ON PLEDGED SHARES

In the event that any cash dividend on any shares pledged pursuant to this Agreement is to be paid at a time when (x) no Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement has occurred and is continuing and (y) no Event of Default has occurred and is continuing, such dividend may be paid directly to the Debtor. If any such Default or Event of Default has occurred and is continuing, then any such dividend shall be paid directly to the Secured Party.

8.       SUBROGATION, ETC.

Neither the Debtor nor the Subsidiary will exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Secured Obligations of the Debtor. Subject to the payments permitted under
Section 7, any amount paid to the Debtor or the Subsidiary on account of any payment made hereunder prior to the payment in full of all Secured Obligations of the Debtor or the Subsidiary, including without limitation (i) instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Property, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Property in connection with a total liquidation or dissolution of the payor of the dividends, and (iii) cash paid, payable or otherwise distributed in respect of principal of or in redemption of, or in exchange for, any Pledged Property, shall be held in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Debtor or the Subsidiary, and shall

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

immediately be paid to the Secured Party and credited and applied against the obligations of the Debtor, whether matured or unmatured, in accordance with the terms of the Note, Stock Purchase and Warrant Agreement.

9.       REPRESENTATIONS AND WARRANTIES

The Debtor and the Subsidiary jointly and severally represent and warrant unto the Secured Party as set forth in this Section 9 on the date hereof and with respect to the Pledged Property, as at the date of each pledge and delivery hereunder:

9.1      Location of Collateral, etc

All of the Equipment currently owned by the Debtor and the Subsidiary and located in Canada is located at the places specified in Exhibit B hereto. None of the Equipment has, within the four months preceding the date of this Agreement, been located at any place other than the places specified in Exhibit
B. The place(s) of business and chief executive office of the Debtor and the Subsidiary and the office(s) where each of the Debtor and the Subsidiary keeps its records concerning the Collateral including Receivables and all originals of all chattel paper which evidence Receivables, are located at 856 Homer Street, Fifth Floor, Vancouver, BC, Canada V6B 2W5. Neither the Debtor nor the Subsidiary has, within the last five years, been known by any legal name different from the one set forth on the signature page hereto, nor has the Debtor or the Subsidiary been the subject of any merger or other corporate reorganization.

9.2      Ownership, No Liens, etc

The Debtor or the Subsidiary, as the case may be, own the Collateral free and clear of any Lien, except for the security interest created by this Agreement, the Bank Security Interest or any Permitted Encumbrance. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except financing statements (a) as may have been filed in favor of the Secured Party relating to this Agreement,
(b) as may relate to the Bank Security Interest, (c) with respect to which the Debtor has delivered registrable discharges executed by the secured party to the Secured Party on the date hereof or (d) relate to ineffective security. Each of the Debtor and the Subsidiary is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) the Collateral in which it has rights, which the Debtor or the Subsidiary has not previously sold, assigned or transferred and which is free and clear of all Liens, except the Lien granted pursuant hereto in favor of the Secured Party, Permitted Encumbrances, and, with respect to the Subsidiary, the Bank Security Interest. No other subsidiary of the Debtor, other than the Subsidiary and the subsidiaries listed on Exhibit A to the U.S. Security Agreement (as hereinafter defined) owns any Equipment.

9.3      Possession and Control

The Debtor or the Subsidiary have exclusive possession and control of all of the Equipment.

9.4      Validity, etc

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

This Agreement creates a valid first, second or third priority security interest in the Collateral as provided in Section 1.2 and 1.3 hereof, securing the payment of the Secured Obligations. The Security Interest constitutes, subject to the filings described in Section 9.5(b) below, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous documents in any province of Canada pursuant to applicable law in such jurisdictions. The delivery of the Pledged Property to the Secured Party is effective to create a valid, perfected, first priority security interest in the Pledged Property and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect the Security Interest as it relates to the Pledged Shares. None of the Pledged Shares is a "security with a clearing agency" as that term is defined in the PPSA (as hereinafter defined).

9.5      Due Authorization, Execution, Approval, etc

         (a) No consent of any other party, other than those consents listed on Schedule 9.5(a) attached hereto, and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Debtor and the Subsidiary of the Security Interest granted hereby or for the pledge by the Debtor and the Subsidiary of any Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by the Debtor and the Subsidiary, or (ii) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder including the exercise by the Secured Party of the voting or other rights provided for in this Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Pledged Property pursuant to this Agreement and, except for the filing of financing statements in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

         (b) This Agreement and the Security Interest created hereby is in full compliance with the terms of all documents, instruments and agreements relating to the Debtor and the Subsidiary or among the Debtor's or the Subsidiary's shareholders, respectively, including, without limitation, the Debtor's memorandum and articles and the articles of incorporation and bylaws of the Subsidiary.

         (c) The Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, has the corporate power and authority to own its assets and to transact its business and is duly qualified under the laws of each jurisdiction in which such qualification is required.

         (d) The Subsidiary is a corporation duly amalgamated, validly existing and in good standing under the laws of the Province of Ontario, has the corporate power and authority to own its assets and to transact its business and is duly qualified under the laws of each jurisdiction in which such qualification is required.

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

         (e) This Agreement is a legal, valid and binding obligation of the Debtor and the Subsidiary, enforceable against the Debtor and the Subsidiary in accordance with its terms.

         (f) The execution, delivery and performance of this Agreement by the Debtor and the Subsidiary have been duly authorized by all necessary corporate action and do not and will not contravene the Debtor's memorandum or articles or the Subsidiary's articles of incorporation or bylaws.

         (g) The execution, delivery and performance of this Agreement by the Debtor and the Subsidiary do not and will not (1) require any consent which has not been obtained; (2) violate any provision of law or require filing or registration with any governmental authority; (3) result in a breach or constitute a default under or require any consent under any indenture or loan or credit agreement, any other agreement, lease or instrument to which the Debtor or any Subsidiary is a party or by which any of their property is bound; (4) result in, or require, the creation or imposition on any lien, security interest or other encumbrance upon or with respect to any of their properties now owned or hereafter acquired; or (5) cause the Debtor or any Subsidiary to be in default under any law, order, writ, judgment, injunction, decree, agreement, lease or instrument.

         (h) Other than as set forth on Schedule 9.5(i) attached hereto, there are no actions, suits or proceedings pending or, to the Debtor's and the Subsidiary's best knowledge, threatened against or with respect to the Debtor or the Subsidiary that are (1) reasonably likely to materially and adversely affect is obligation under this Agreement; or (2) reasonably likely to materially and adversely affect is business, property, assets , condition (financial or otherwise), results of operation, or prospects.

9.6      As to Pledged Shares

In the case of any Pledged Shares pledged by the Debtor, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable. With respect to the Subsidiary Shares, those shares constitute all of the issued and outstanding shares in the capital of The Elephant and Castle Canada Inc. and, with respect to the Rainforest Shares, those shares constitute one-half of the issued and outstanding common shares in the capital of Canadian Rainforest Restaurants, Inc.

9.7      Compliance with Laws

The Debtor and each Subsidiary is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the noncompliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) of the Debtor and the Subsidiary taken as a whole or the value of the Collateral.

10.      CERTAIN COVENANTS

The Debtor and the Subsidiary jointly and severally covenant and agree that, so long as any portion of the Notes shall remain unpaid or any Secured Obligations shall remain outstanding, the Debtor and the Subsidiary will, unless the Secured Party shall otherwise consent in writing, perform the obligations set forth in this Section 10.

10.1 As to Equipment

Each of the Debtor and the Subsidiary hereby agrees that it shall:

     (a) keep all the Equipment at the places therefor specified in Exhibit B hereto, or, upon 30 days' prior written notice to the Secured Party, at such other places in a jurisdiction where all representations and warranties set forth in Section 9 (including Section 9.4) shall be true and correct, and all action required pursuant to the first sentence of Section 10.7 shall have been taken with respect to the Equipment;

     (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual; and forthwith, or in the case of any loss or damage to any of the Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Secured Party a statement respecting any loss or damage to any of the Equipment; and

     (c) promptly pay when due all material property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP as in effect in Canada have been set aside.

10.2 As to Receivables

     (a) Subject to Section 10.3(b), the Debtor and the Subsidiary shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidenced Receivables, located at the chief executive office of the Debtor or the Subsidiary, or, upon 30 days' prior written notice to the Secured Party, at such other locations in a jurisdiction where all actions required by Section 10.7 shall have been taken with respect to the Receivables; not change its name except upon 30 days' prior written notice to the Secured Party; hold and preserve such records and chattel paper; and permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

     (b) Until such time as the Secured Party shall notify the Debtor or the Subsidiary that a Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, the Debtor and the Subsidiary shall, in accordance with its customary business practices, continue to collect, at its own expense, all amounts due or to become due to it under the Receivables; provided, however, that the Secured Party shall have the right, at any time after notice to the Debtor or the Subsidiary from the Secured Party that a Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor or the Subsidiary thereunder directly to the Secured Party and, upon such notification and at the expense of the Debtor or the Subsidiary, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor or the Subsidiary might have done. After delivery to the Debtor or the Subsidiary of the notice from the Secured Party referred to above:

          (i) all amounts and proceeds (including instruments) received by the Debtor or the Subsidiary in respect of any Receivables shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Debtor or the Subsidiary, and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsements) to be held as cash collateral and applied as provided by Section 13; and

          (ii) except in the ordinary course of business neither the Debtor, nor the Subsidiary shall, without the consent of the Secured Party, adjust, settle or compromise the amount or payment of any Receivable, or release wholly or party any account debtor or obligor thereof, or allow any credit or discount thereon.

     After the occurrence and during the continuance of an Event of Default, (A) the Secured Party may in its own name or in the name of others communicate with account debtors in order to verify with them to the Secured Party's satisfaction the existence, amount and terms of any Receivables and (B) the Secured Party shall have the right, at the Debtor's expense, to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and the Debtor agrees to furnish all such assistance.

10.3 As to Other Collateral

     (a) Until such time as the Secured Party shall notify the Debtor or the Subsidiary of the revocation of their power and authority to perform as provided in (i) or (ii) below, which notice may be given by the Secured Party at any time if a Default of the nature referred to in
          Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, the Debtor and the Subsidiary (i) will, at is own expense, endeavor to collect, as and when due in accordance with its customary practices, all amounts due with respect to any of the Collateral (except as otherwise specifically provided herein), including the taking of such action with respect to such collection as the Secured Party may reasonably request, or, in the absence of such request, as the Debtor or the Subsidiary may deem advisable, and (ii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral (except as otherwise specifically provided herein), any rebate, refund or allowance to which such party may be lawfully entitled, may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral (except as otherwise specifically provided herein). The Secured Party, however, may, at any time, after Default of the nature referred to in Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, notify any parties obligated on any of the Collateral (except as otherwise specifically provided herein) to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral (except as otherwise specifically provided herein) by suit or otherwise and surrender, release, or exchange all or any party thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Secured Party, the Debtor or the Subsidiary will, at its own expense, notify any parties obligated on any of the Collateral (except as otherwise specifically provided herein) to make payment to the Secured Party of any amounts due or to become due thereunder.

     (b) The Secured Party is authorized to endorse, in the name of the Debtor or the Subsidiary, any item, howsoever received from the Secured Party, representing any payment on or other proceeds of any of the Collateral (except as otherwise specifically provided herein). The Debtor and the Subsidiary shall, immediately following the occurrence and during the continuance of a Default of the nature referred to in
          Section 6(ix) and (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default deliver to the Secured Party possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by the Debtor or the Subsidiary (duly endorsed in blank, if requested by the Secured Party).

10.4 As to Collateral; Further Assurances, etc.

     (a) Except as expressly provided in the Note, Stock Purchase and Warrant Agreement, neither the Debtor nor the Subsidiary will sell, assign, transfer, pledge, encumber in any manner or otherwise dispose of, or grant any option with respect to, the Collateral (except in favor of the Secured Party hereunder). The Debtor and each Subsidiary will warrant and defend the right and title herein granted unto the Secured Party in and to the Collateral pledged by it hereunder (and all right, title, and interest represented by such Collateral) against the claims and demands of all Persons whomsoever. Each of the Debtor and the Subsidiary agrees that it will not issue any stock or other securities in addition to or in substitution for the Pledged Shares. Each of the Debtor and the Subsidiary agrees that at any time, and from time to time, at the expense of the Debtor, the Debtor and the Subsidiary will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted by the Debtor and the Subsidiary hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral pledged by it hereunder.

     (b) Stock Powers, etc. The Debtor agrees that all Pledged Shares (and all other shares of capital stock constituting Pledged Property) delivered by the Debtor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Secured Party, together with resolutions of the directors of the Subsidiary and Rain Forest whose capital stock is pledged under this Security Agreement, approving the transfer of shares to the Secured Party or its nominee. The Debtor will, from time to time upon the request of the Secured Party, promptly deliver to the Secured Party such stock powers, instruments, and similar documents, satisfactory in form and substance to the Secured Party, with respect to the Pledged Property as the Secured Party may reasonably request.

     (c) Continuous Pledge. Subject to Section 4, the Debtor will, at all times, keep pledged to the Secured Party pursuant hereto all Pledged Shares and all other shares of capital stock constituting Pledged Property, all dividends and distributions with respect thereto, and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Debtor in respect of any Pledged Property.

     (d)  Voting Rights; Dividends, etc. The Debtor agrees:

          (i) so long as no Event of Default shall have occurred, the Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Debtor shall not exercise or refrain from exercising any such right if: (A) such action would modify or in any way adversely change the Debtor's or the Secured Party's rights under the Pledged Property or any part thereof or (B) the Secured Party, acting reasonably, shall notify the Debtor that in the Secured Party's sole judgment such action would modify or in any way adversely change the Debtors or the Secured Party's rights under the Pledged Property or any part thereof.

          (ii) after any Default of the nature referred to in Section 6(ix) or
               (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Debtor and without any request therefor by the Secured Party, to deliver (properly endorsed where required hereby or requested by the Secured Party) to the Secured Party all dividends, distributions, all interest, all principal, all other cash payments, and all proceeds of the Pledged

                Property, all of which shall be held by the Secured Party for use in accordance with Section 13.1; and

          (iii) after any Event of Default shall have occurred and be continuing and the Secured Party has notified the Debtor of the Secured Party's intention to exercise its voting power under this
                Section 10.4:

                (A) the Secured Party may exercise (to the exclusion of the
                    Debtor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Pledged Property and the Debtor hereby grants the Secured Party an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Pledged Property; and

                (B) promptly to deliver to the Secured Party such additional proxies and other documents as may be necessary to allow the Secured Party to exercise such voting power.

          All dividends, distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Debtor but which Debtor is then obligated to deliver to the Secured Party, shall, until delivery to the Secured Party, be held by the Debtor separate and apart from its other property in trust for the Secured Party. The Secured Party agrees that unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given the notice referred to in Section 10.4(d), the Debtor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Pledged Property and the Secured Party shall, upon the written request of the Debtor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Debtor which are necessary to allow the Debtor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Pledged Property; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Debtor that would impair any Pledged Property or be inconsistent with or violate any provision of this Agreement, the Notes or the Note, Stock Purchase and Warrant Agreement.

     (e) Additional Pledged Shares. The Debtor agrees to pledge, hypothecate, assign, charge, mortgage, deliver and transfer to the Secured Party, for its benefit, shares of any additional subsidiaries, if any, formed, purchased or otherwise acquired by the Debtor after the date hereof within three (3) business days after such formation, purchase or other acquisition, and all dividends, distributions, interest, cash, instruments and other property or rights the Debtor might have with respect to such shares as provided in Sections 6 and 7 hereof.

10.5 Insurance

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

The Debtor will maintain or cause to be maintained insurance of the type, in the amounts and with such insurance companies as provided in Section 5O of the Note, Stock Purchase and Warrant Agreement. If a Default of the nature referred to in
Section 6(ix) or (x) of the Note, Stock Purchase and Warrant Agreement or an Event of Default has occurred and is continuing, all proceeds of all insurance maintained by the Debtor or the Subsidiary and covering the Collateral shall be paid to the Secured Party for application to the payment in full of all outstanding Secured Obligations.

10.6 Transfers and Other Liens

Neither the Debtor nor the Subsidiary shall, without the prior written consent of the Secured Party, which may be granted or denied by the Secured Party in its sole and absolute discretion:

     (a) sell, assign (by operation of law or otherwise), transfer or otherwise dispose of any of the Collateral other than worn-out or obsolete Equipment;

     (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral or Leases to secure Indebtedness of any Person or entity, except for the Security Interest created by this Agreement, Permitted Encumbrances, the Bank Security Interest, security interests in the New Properties as permitted by
          Section 1.3 and except as permitted by the Note, Stock Purchase and Warrant Agreement; or

     (c) sell, assign (by operation of law or otherwise), transfer, sublet or otherwise dispose of any Lease.

10.7 Further Assurances, etc.

Each of the Debtor and the Subsidiary agrees that, from time to time at its own expense, the Debtor and the Subsidiary will promptly execute and deliver all further instruments and documents including, without limitation, assignments, certificates and supplemental documents, and do all further acts or things, that may be necessary or desirable, or that the Secured Party may request, in order to more fully evidence, perfect, preserve and protect any Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Debtor and the Subsidiary will:

     (a) mark conspicuously each chattel paper included in the Receivables and each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such chattel paper, Related Contract or Collateral is subject to the Security Interest granted hereby;

     (b) if any Collateral shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Secured Party hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party;

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

     (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, filings with the United States Patent and Trademark Office or United States Copyright Office and filings with the Canadian Trademark Office (or any successor office or any similar office in any other country), as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the Security Interests and other rights granted or purported to be granted to the Secured Party hereby;

     (d) furnish to the Secured Party, from time to time at the Secured Party's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail;

     (e) furnish such other information as the Secured Party may reasonably request concerning the Collateral;

     (f) promptly notify the Secured Party of any change in the facts or circumstances warranted or represented by the Debtor or any of the Subsidiary herein which change could reasonably be expected to have a material adverse effect on the business of the Debtor or the Subsidiary or the ability of the Debtor or the Subsidiary to perform its obligations under the Note, Stock Purchase and Warrant Agreement or this Agreement; and

     (g) promptly notify the Secured Party of any material claim, action, or proceeding commenced against the Debtor or the Subsidiary.

With respect to the foregoing and the grant of the Security Interest hereunder, the Debtor and the Subsidiary hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, without the signature of the Debtor or the Subsidiary where permitted by law.

10.8 Landlord Consents

Each of the Debtor and the Subsidiary covenants and agrees that it will use its best efforts to obtain as promptly as practicable following execution of this Agreement, all consents from third parties necessary to effect the transaction contemplated by this Agreement, such consents to be substantially in the form attached hereto as Exhibit E (the "Landlord Consent").

10.9 Additional Subsidiaries

The Debtor covenants and agrees that it will cause any subsidiary of which the Debtor owns 75% or more of the issued and outstanding voting shares and which purchases or otherwise acquires any property or interest of the nature described in Sections 1.1(a), (b) or (c) after the date hereof within three (3) business days after any such purchase or acquisition, to become a party to this Agreement in the same manner and to the same extent as the Subsidiary and thereby grant a security interest in such property or interest purchased or otherwise acquired by it and be bound by all of the provisions hereof.

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

11.  SECURED PARTY

11.1 Secured Party Appointed Attorney-in-Fact

Each of the Debtor and the Subsidiary hereby irrevocably appoints the Secured Party as the Debtor's and each such Subsidiary's attorney-in-fact, with full authority in the place and stead of the Debtor or the Subsidiary and in the name of the Debtor or the Subsidiary or otherwise, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys representing any dividend, interest payment or other distribution or payment due and to become due under or in respect of any of the Collateral;

     (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

     (c) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

     (d) to perform the affirmative obligations of the Debtor or any such Subsidiary hereunder (including all obligations of the Debtor or any such Subsidiary pursuant to Section 10.7); and

     (e) without limiting the generality of the foregoing, following the occurrence of an Event of Default, to assign, sell or otherwise dispose of all right, title and interest of the Debtor in and to the Trademarks listed on Schedule I to the Trademark Agreement, and including those trademarks which are added to the same subsequent hereto, and all registrations and recordings thereof, and all pending applications therefor, and to record, register and file, or accomplish any other formality with respect to the foregoing, and to execute and deliver any and all agreements, documents, statements, certificates, instruments of assignment or other papers necessary or advisable to effect such purpose as the Secured Party may in its sole discretion determine.

Each of the Debtor and the Subsidiary hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 11 is irrevocable and coupled with an interest.

11.2 Secured Party May Perform

If the Debtor or the Subsidiary fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor pursuant to Section 12.3.

11.3 Secured Party Has No Duty

In addition to, and not in limitation of, Section 4, the powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession or control and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral including, without limitation, with respect to the Pledged Property, responsibility for

     (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Secured Party has or is deemed to have knowledge of such matters, or

     (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

11.4 Reasonable Care

The Secured Party is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession or control; provided, however, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property and if it takes such action for that purpose as the Debtor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

11.5 Default

As used herein, the term "Event of Default" shall mean any one of the following events:

     (a) any representation or warranty made by the Debtor or the Subsidiary in this Agreement or in any writing furnished in connection with entering in the transactions contemplated hereby shall be false in any material respect on the date as of which made;

     (b) the Debtor or the Subsidiary shall fail to observe or perform any covenant, condition or agreement set forth in this Agreement and such failure shall continue unremedied for a period of fifteen (15) days after notice thereof from the Secured Party to the Debtor;

     (c) any Event of Default under the Note, Stock Purchase and Warrant Agreement shall have occurred and be continuing; or

     (d) any Event of Default under the U.S. Security Agreement (as hereinafter defined) shall have occurred and be continuing.

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12.  REMEDIES

12.1 Certain Remedies

If any Event of Default shall have occurred and be continuing that has not been cured or waived the Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Personal Property Security Act in effect in the Province of British Columbia at the time ("PPSA") (whether or not the PPSA applies to the affected Collateral) and also may:

     (a) appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Secured Party or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver, a receiver and manager or a receiver-manager) of the Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his stead. Any such Receiver shall, so far as concerns responsibility for his acts, be deemed the agent of the Debtor and not the Secured Party, and the Secured Party shall not be in any way responsible for any misconduct, negligence, or non-feasance on the part of any such Receiver, his servants, agents or employees. Subject to the provisions of the instrument appointing him, any such receiver shall have power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Debtor or the Subsidiary including, without limitation, the right to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Debtor and the Subsidiary, enter upon, use and occupy all premises owned or occupied by the Debtor or the Subsidiary wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the Debtor's or the Subsidiary's business or as security for loans or advances to enable him to carry on the Debtor's or the Subsidiary's business or otherwise, as such Receiver shall, in his discretion, determine. Except as may be otherwise directed by the Secured Party all monies received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to the Secured Party. Every such Receiver may, in the discretion of the Secured Party, be vested with all or any of the rights and powers of the Secured Party;

     (b) either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of the foregoing clause (a);

     (c) take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and exercise, sell, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to the Secured Party may seem reasonable; and

     (d) without limiting the generality of the foregoing, require the Debtor and the Subsidiary to, and each of the Debtor and the Subsidiary hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assign, all right, title and interest of the Debtor or the Subsidiary in and to the Trademarks listed on Schedule I to the Trademark Agreement, and including those trademarks which are added to the same subsequent hereto, and all registrations and recordings thereof, and all pending applications therefor, and record, register and file, or accomplish any other formality with respect to the foregoing, and execute and deliver any and all agreements, documents, statements, certificates, instruments of assignment or other papers necessary or advisable to effect such purpose.

In addition to those rights granted herein and in any other agreement now or hereafter in effect between the Debtor or the Subsidiary and the Secured Party and in addition to any other rights the Secured Party may have at law or in equity, exercise all rights and remedies of a secured party under the PPSA. Provided always, that the Secured Party shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of Collateral or to institute any proceedings for such purposes.

Each of the Debtor and the Subsidiary acknowledges that the Secured Party or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and the Debtor agrees upon request from the Secured Party or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed by the Secured Party or any Receiver.

Each of the Debtor and the Subsidiary agrees to pay all costs, charges and expenses reasonably incurred by the Secured Party or any Receiver appointed by it, whether directly or for services rendered (including reasonable solicitors and auditors costs and other legal expenses and Receiver remuneration), in operating the Debtor's or the Subsidiary's accounts, in enforcing this Security Agreement, taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting Indebtedness and all such costs, charges and expenses, together with any monies owing as a result of any borrowing by the Secured Party or any Receiver appointed by it, as permitted hereby, shall be secured hereby and shall be paid from the proceeds of realization, collection or disposition of Collateral in the following order of priority:

     (a) to satisfy claims of all secured or unsecured creditors ranking in priority to the Secured Party;

     (b) to pay all remuneration, costs and expenses of every nature and kind incurred by the Receiver in connection with the exercise of the Receiver's powers and authorities hereby conferred, excluding the Receiver's borrowings;

     (c) to repay to the Secured Party any sum or sums borrowed by the Receiver from the Secured Party and interest thereon if secured by the Collateral;

     (d)  to repay to the Secured Party all the Indebtedness;

       (e) to repay any sum or sums borrowed by the Receiver from any financial institution, corporation or other person other than the Secured Party and interest thereon if secured by the Collateral;

       (f) any surplus shall, subject to the rights of other creditors, be paid to the Debtor or the Subsidiary, as the case may be.

The Secured Party will give the Debtor and the Subsidiary such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of collateral is to be made, as may be required by the PPSA.

Each of the Debtor and the Subsidiary agrees that the Secured Party may exercise its rights and remedies hereunder immediately upon default, except as may be otherwise provided in the PPSA and the Bankruptcy and Insolvency Act, and the Debtor and the Subsidiary hereby expressly confirms that except as may be otherwise provided herein or in the PPSA, the Secured Party has not given any covenant, express or implied, and is under no obligation to allow the Debtor or the Subsidiary any period of time to remedy any default prior to the Secured Party exercising its rights and remedies hereunder.

The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor shall the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor or the Subsidiary of any obligations or covenants imposed upon the Debtor or the Subsidiary nor shall the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor shall the Secured Party be obliged to keep any of the Collateral identifiable. Each of the Debtor and the Subsidiary hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

Each of the Debtor and the Subsidiary hereby irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor or the Subsidiary for and in the name of the Debtor or the Subsidiary to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor or the Subsidiary is obliged to sign, endorse or execute and generally to use the name of the Debtor or the Subsidiary and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver, as the case may be, pursuant to this Security Agreement.

If any Event of Default shall have occurred and be continuing that has not been cured or waived the Secured Party may:

       (a) transfer all or any part of the Pledged Property into the name of the Secured Party or its nominee, with or without disclosing that such Pledged Property is subject to the lien and security interest hereunder,

       (b) notify the parties obligated on any of the Collateral to make payment to the Secured Party of any amount due or to become due thereunder,

       (c) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

       (d) endorse any checks, drafts, or other writings in the Debtor's or the Subsidiary's name to allow collection of the Collateral,

       (e)   take control of any proceeds of the Collateral,

       (f) execute (in the name, place and stead of the Debtor or the Subsidiary) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

12.2   Compliance with Restrictions

Each of the Debtor and the Subsidiary agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, nor shall the Secured Party be liable nor accountable to the Debtor or the Subsidiary for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

12.3   Indemnity and Expenses

       (a) Each of the Debtor and the Subsidiary agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

       (b) Each of the Debtor and the Subsidiary will, so long as an Event of Default shall not have occurred and be continuing, within 15 Business Days after demand and, if an Event of Default has occurred and is continuing, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the costs of any insurance and payment of taxes and other charges and the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with

             (i)    the administration of this Agreement,

             (ii) the custody, preservation, use or operation of or the sale of, collection from, or other realization upon, any of the Collateral,

             (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or

             (iv) the failure of the Debtor or the Subsidiary to perform or observe any of the provisions hereof.

             All such expenses, costs, taxes and other charges shall be a part of the Secured Obligations and shall bear interest at the maximum rate permitted by applicable law from the date incurred until the date repaid to the Secured Party. It is agreed, however, that the risk of loss or damage to the Collateral is on the Debtor and the Subsidiary prior to the Secured Party's exercise of any right or remedy described herein, and the Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

12.4   Floating Charge

For the purposes of the Land Title Act (British Columbia), the floating charge on Real Property created by this Security Agreement shall become a fixed charge on the earlier of:

       (a)   the occurrence of an Event of Default under Section 11.5(c); and

       (b) the Secured Party taking any action pursuant to Section 13 to enforce and realize upon any or all of the Security Interest,

and in any event upon the appointment by the Secured Party of a Receiver pursuant to Section 12.1.

13.    CLOSING CONDITIONS

The Secured Party's obligation to enter into this Security Agreement and to waive and forbear interest as contemplated in Section 2.1 hereof is subject to the satisfaction, at or prior to the date hereof, of the following conditions:

       (a) the representations and warranties made by the Debtor and the Subsidiary in Section 9 hereof shall be true and correct on and as of the date hereof and the Debtor and the Subsidiary shall have performed all obligations and conditions herein or therein required to be performed or observed by it on or prior to the date hereof, and the Debtor shall have delivered to the Secured Party an Officer's Certificate, dated the date hereof, to such effect;

       (b) Debtor and the Subsidiary shall, to the extent applicable, have executed and delivered:

             (i) the Assignment and Assumption of Lease, substantially in the form attached hereto as Exhibit D, with respect to the Leases; and

             (ii) the Trademark Agreement (Canada) substantially in the form attached hereto as Exhibit C, with respect to Canadian Trademarks;

       (c) the Consent, substantially in the form attached hereto as Exhibit G, shall have been executed and delivered by RCCH;

       (d) the Consents in the forms attached as Exhibits H and I shall have been executed and delivered by the Debtor;

       (e) the Debtor shall have executed and delivered the letter agreement, substantially in the form attached hereto as Exhibit F, with respect to the Assignment and Assumption of Lease, referred to above;

       (f) the Secured Party shall have received such other documents, instruments, opinions or assurances, including, without limitation, corporate resolutions and good standing and incumbency certificates, as the Secured Party and its counsel may request;

       (g) the Debtor and the Secured Party shall have entered into the Waiver and Amendment No. 6 dated as of October 6, 1999;

       (h) Jeffrey M. Barnett and GE Investment Management Incorporated, a Delaware Corporation, as the general partner of the Secured Party, shall have entered in the Voting Trust Agreement dated as of July 16, 1999;

       (i) the Debtor, Jeffrey M. Barnett and Jephco Holdings shall have entered into the Settlement Agreement dated as of July 16, 1999; and

       (j) the Debtor and each of its subsidiaries formed under the U.S. federal laws or laws of any state of the U.S. (the "U.S. Subsidiaries") shall have executed and delivered a security agreement (the "U.S. Security Agreement") substantially in the form of this Agreement and the other documents required by the U.S. Security Agreement (such documents together with U.S. Security Agreement, herein referred to as the "U.S. Documents") to which the Debtor and the U.S. Subsidiaries are a party.

14.    MISCELLANEOUS PROVISIONS

14.1   Amendments, etc.

No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Debtor or the Subsidiary herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.2     Addresses for Notices

All notices and other communications provided for hereunder shall be in writing and, if to the Debtor or the Subsidiary, delivered or transmitted to it at: 856 Homer Street, Fifth Floor, Vancouver, British Columbia, V6B 2W5, Fax: 604 684-8595 and if to the Secured Party, delivered or transmitted to it, at the address or facsimile number of the Secured Party specified in the Note, Stock Purchase and Warrant Agreement, or as to any party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

14.3     Section Captions

Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

14.4     Severability

Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.5     Counterparts, etc.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.

14.6     Rights Cumulative

All rights and remedies of the Secured Party hereunder are cumulative of each other and of every other right or remedy which the Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the Security Interest herein or in the collection of the Notes or the Secured Obligations, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights and remedies.

14.7     Assignment

The rights, powers and interests held by the Secured Party hereunder, together with the Collateral, may be transferred and assigned by the Secured Party, without the prior written consent of the Debtor or any of the Subsidiary. The rights of the Debtor and any of the Subsidiary are not transferable hereunder without the written consent of the Secured Party.

14.8     No Waiver

No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.9     Binding Effect

This Agreement shall be binding on the Debtor and the Subsidiary and the Debtor's and the Subsidiary's successors and assigns and shall inure to the benefit of the Secured Party, and the Secured Party's successors and assigns.

14.10    Termination

This Agreement and the Security Interest in the Collateral will terminate upon the earlier to occur (i) satisfaction and payment in full of all of the Secured Obligations by extinguishment thereof but not by renewal, modification or extension thereof or (ii) fifteen (15) days following the request of the Debtor received on or at any time after the third anniversary of the date of this Agreement; provided, however, that (A) the Debtor is, on the date of the termination, and has been, at all times during the twelve (12) months preceding such date, in compliance with its covenants contained in Section 5 of the Notes, Stock Purchase and Warrant Agreement, (B) on the date of the termination there exists no Default or "Event of Default" (as defined in the Note, Stock Purchase and Warrant Agreement) or Event of Default hereunder and (C) there is no litigation in excess of $200,000 existing, pending or threatened against the Debtor or any of its Subsidiaries on the date of the termination.

14.11    Number and Gender of Words

Whenever herein the singular is used, the same shall include the plural where appropriate, and the words of any gender shall include each other where appropriate.

14.12    PPSA Definitions

Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the PPSA are used in this Agreement, including the recitals, with such meanings.

14.13    Governing Law; Entire Agreement

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE LAWS OF CANADA APPLICABLE THEREIN WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES.

14.14    Forum Selection and Consent to Jurisdiction

EACH OF THE DEBTOR AND THE SUBSIDIARY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE IN THE CITY OF VANCOUVER. EACH OF THE DEBTOR AND THE SUBSIDIARY HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION IN

THE COURTS OF THE STATE OF NEW YORK AND IN THE FEDERAL COURTS IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK AND EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE DEBTOR OR THE SUBSIDIARY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE DEBTOR AND THE SUBSIDIARY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

         14.15    Copy of Agreement

Each of the Debtor and the Subsidiary hereby acknowledges receipt of a copy of this Security Agreement and waives all right to receive a copy of any financing statement or financing change statement fixed or registered by the Secured Party, or any verification statement issued by any registry in connection therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day, month and year first above written.

DEBTOR:

ELEPHANT & CASTLE GROUP INC.


By:      _____________________________________
         Name:
         Title:


SUBSIDIARY:

The Elephant and Castle Canada Inc.


By:      _____________________________________
         Name:
         Title:

SECURED PARTY:

GE INVESTMENT PRIVATE PARTNERS II, A LIMITED
PARTNERSHIP By: GE Investment Management Incorporated,
its General Partner

By:      _____________________________________
         Name:
         Title: